EXHIBIT 32.1

Certificate of the Chief Executive Officer and Principal Financial Officer
pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                In connection with the filing of the Annual Report on Form 10-KSB for the year ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”) by FCCC, Inc. (the “Registrant”), I, Bernard Zimmerman, President and Chief Executive Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Registrant.

Name: Bernard Zimmerman
Title: President, Chief Executive Officer and Principal Financial Officer

Dated: June 26, 2008